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                                                                    EXHIBIT 5(a)



                       [LA QUINTA INNS, INC. LETTERHEAD]



                                August 15, 1997



La Quinta Inns, Inc.
112 E. Pecan Street
San Antonio, TX  78299-2636

              Re:    Shelf Registration of $300,000,000
                     Aggregate Principal Amount of Debt Securities

Ladies and Gentlemen:

              In connection with the registration of $300,000,000 aggregate principal amount of Debt Securities (the "Securities") by La Quinta Inns, Inc., a Texas corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on August 15, 1997 (the "Registration Statement"), you have requested my opinion with respect to the matters set forth below.

              In my capacity as Vice President-General Counsel of the Company in connection with such registration, I am familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, I, or members of my staff, have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to my satisfaction of such documents, corporate records and instruments, as I have deemed necessary or appropriate for purposes of this opinion.

              In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies.





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La Quinta Inns, Inc.
August 15, 1997
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              I am opining herein as to the effect on the subject transaction only of the internal laws of the State of Texas and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within the State of Texas.

              Capitalized terms used herein without definition have the meanings ascribed to them in the Registration Statement.

              Subject to the foregoing and the other matters set forth herein, it is my opinion that as of the date hereof the Securities have been duly authorized by all necessary corporate action of the Company.

              I consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to me contained under the heading "Legal Matters."

                                        Very truly yours,


                                        /s/ John F. Schmutz
                                        -------------------------------
                                        John F. Schmutz
                                        Vice President-General Counsel